Exhibit 10.1

PURCHASE AND SALE AGREEMENT

1.	PARTIES: In this Purchase and Sale Agreement (this “Contract”), STERLING BANK, a Texas banking corporation (“Seller”), agrees to sell and convey to FIRST STATES GROUP, L.P., a Delaware limited partnership (“Buyer”), and Buyer agrees to buy from Seller the Property for the consideration and upon and subject to the terms, provisions, and conditions hereinafter set forth.

Buyer acknowledges and agrees that the mailing, delivery or negotiation of this Contract by Seller or its agents or attorneys shall not be deemed an offer by Seller to enter into this transaction or to enter into any other relationship, whether on the terms contained herein or on any other terms. This Contract shall not be binding upon Seller, nor shall Seller have any obligations or liabilities nor Buyer any rights with respect hereto, unless and until Seller has executed and delivered this Contract to the Title Company (hereinafter defined).

2.	PROPERTY: Those certain sixteen (16) tracts of real property described on Exhibit A-1 through A-16 attached hereto (each a “Tract” and collectively, the “Land”) together with (except as provided below) all buildings, improvements, fixtures, and all property of every kind and character and description owned by Seller located on, attached to, or used in connection with the Land (the “Improvements”); together with all of Seller’s rights, titles, and interests in and to all of the following: (a) privileges, and appurtenances pertaining to the Land, (b) the Tenant Leases (hereinafter defined), (c) adjacent streets, alleys, or rights-of-way, (d) licenses and permits, (e) water and wastewater reservations and other utilities appurtenant to the Land, and (f) all plans, drawings, specifications and surveys with respect to the Land (collectively, the “Intangibles”); Seller’s interest in any and all service, maintenance, and other contracts (“Service Contracts”) relating to the ownership or operation of the Multi-Tenant Properties (defined below); Seller’s interest in any tangible personal property and fixtures located on, attached to, or used in connection with the Land (save and except the Retained Property [defined below], herein called the “Included Personal Property”); the Land and all of the above herein collectively called the “Property”. The Tracts described on Exhibits A-1, A-2 and A-3 are sometimes herein called the “Multi-Tenant Properties”; the Tracts described on Exhibits A-4 through A-16 are sometimes herein called the “Single Tenant Properties”.

Notwithstanding the foregoing, (1) in no event shall the “Property” include any of the following (collectively, the “Retained Property”): (a) any rights in the name “Sterling Bank”, its corporate logo, or any derivation or combination thereof, (b) any rights in or to the equipment, furnishings, furniture or other personal property of Seller which, pursuant to the provisions of the Multi-Tenant Properties Leases (defined in Section 5 below) or the Single Tenant Properties Leases (defined in Section 5 below) may be removed by Seller from the leased premises upon the expiration or sooner termination of each of the Multi-Tenant Properties Leases or the Single Tenant Properties Leases, and (c) any cash, business records, data, business or permits to operate Seller’s banking or other businesses. Ownership of all of the Retained Property shall remain with Seller.

3.	CONTRACT SALES PRICE: The total sales price (“Sales Price”) for the Property shall be the sum of $28,310,219.00 to be paid at Closing (defined below) in cash.

4.	EARNEST MONEY: Within one (1) business day following the Effective Date (which is the date of receipt of the fully executed Contract by Title Company as shown on page below titled “Contract Receipt”), Buyer shall deliver to Ameripoint Title Company, 1333 West Loop South, #100, Houston, Texas 77027, Attention: Mr. Doug Dabbs, Telephone: 713/623-0150 (“Title Company”), $750,000.00 in cash (the “Earnest Money”) as earnest money. At Closing, the Earnest Money shall be applied to the Sales Price. Notwithstanding anything contained herein to the contrary, should this Contract terminate for any reason and Buyer be entitled to a return of the Earnest Money, $100.00 of the Earnest Money (“Independent Contract Consideration”) of the Earnest Money shall be non-refundable and shall be paid over to and retained by Seller as independent consideration for the execution and delivery of this Contract and for the inspection rights and options granted to Buyer herein. Buyer hereby acknowledges that any refund of the Earnest Money provided in this Contract shall be reduced by the Independent Contract Consideration. Failure by Buyer to deliver the Earnest Money as provided above shall render this Contract voidable at the option of the Seller.

5.	CLOSING: The closing of the sale (the “Closing”) shall take place through an escrow with the Houston offices of the Title Company at 10:00 a.m., Houston, Texas local time, on the first to occur of (x) fifteen (15) days following the expiration of the Feasibility Period (defined in Section 6 below) and (y) December 15, 2006 (the “Closing Date”).

A.	At the Closing (or in the case of the Title Policy [hereinafter defined] within twenty (20) days after Closing), Seller shall deliver to Buyer, at Seller’s sole cost and expense, the following:

(1)	A duly executed and acknowledged Special Warranty Deed (the “Deed”) in the form of Exhibit “C” conveying the Land, free and clear of any and all liens, encumbrances, conditions, easements, assessments, reservations and restrictions, except for the Permitted Exceptions (hereinafter defined);

(2)	An Owner Policy of Title Insurance (the “Owner Title Policy”) issued by the Title Company in the full amount of the Sales Price, dated as of the Closing Date, insuring Buyer’s fee simple title to the Land to be good and indefeasible subject only to the Permitted Exceptions and the standard printed exceptions contained in the standard, base form of owner title policy issued in the State of Texas;

(3)	A bill of sale (the “Bill of Sale”) in the form of Exhibit “D” attached hereto conveying Seller’s interests in all of the Included Personal Property on the Land;

(4)	In respect to each of the Multi-Tenant Properties, an assignment and assumption agreement with respect to each of the Tenant Leases, Service Contracts and Intangibles (the “Assignment of Leases and Service Contracts”) in the form of Exhibit “E” attached hereto, whereby Seller assigns all of its rights and interests therein to Buyer and Buyer assumes Seller’s obligations accruing on or after the Closing under the Tenant Leases, Service Contracts and Intangibles;

(5)	A non-foreign affidavit in the form of Exhibit “F” attached hereto;

(6)	In regard to each of the Multi-Tenant Properties, a tenant notice letter (“Tenant Notice Letter”) in the form of Exhibit “G” attached hereto and otherwise satisfying the requirements of the Texas Property Code and whereby Buyer assumes Seller’s obligations for all security and other deposits made by tenants under the Tenant Leases;

(7)	With regard to (i) each of the Single Tenant Properties, a separate lease in the form of Exhibit H attached hereto, with all blanks completed with the applicable information, as to each Single Tenant Property, therefor set forth on Exhibit I attached hereto (each a “Single Tenant Property Lease” and collectively, the “Single Tenant Property Leases”), (ii) each of the Multi-Tenant Properties, a lease in the form of Exhibit H-1 attached hereto completed with the applicable information, as to each Multi-Tenant Property, therefor set forth in Exhibit I attached hereto (each a “Multi-Tenant Property Lease” and collectively, the “Multi-Tenant Property Leases”), and (iii) each of the Single Tenant Property Leases and Multi-Tenant Property Leases, the memorandum of such lease (collectively, the “Lease Memoranda”) described therein;

(8)	Evidence of its capacity and authority for the Closing of this transaction; and

(9)	All other documents necessary to close this transaction including, without limitation, those required by the Title Company, all notices of municipal utility (or other special) districts in accordance with the Texas Water Code and notices of restrictions as required by applicable City of Houston ordinances.

B.	At the Closing, at Buyer’s sole cost and expense, Buyer shall:

(1)	Pay to Seller the Sales Price in cash;

(2)	Execute and deliver the Tenant Notice Letter, and the Assignment of Leases and Service Contracts;

(3)	Furnish evidence of its capacity and authority for the Closing of this transaction;

(4)	Execute all other documents necessary to close this transaction including, without limitation, notices of municipal utility (or other special) districts in accordance with the Texas Water Code and notices of restrictions as required by applicable City of Houston ordinances;

(5)	Execute and deliver to Seller the certificate attached as Exhibit “B” hereto and hereby made part hereof; and

(6)	Execute and deliver to Seller each of the Single Tenant Property Leases and the Multi-Tenant Property Leases, and each of the Lease Memoranda.

Each Lease Memoranda shall be filed of record immediately following the Deed and prior to any deed of trust being granted by Buyer against any of the Tracts.

6.	FEASIBILITY STUDY AND INSPECTION: After the Effective Date, Buyer is granted the right, on behalf of itself, its employees, agents and contractors, to conduct a physical inspection and study of the Property during normal business hours. Buyer shall have a period of time (such period is herein referred to as the “Feasibility Period”) commencing on the Effective Date and ending at 5:00 pm, Houston, Texas local time, on the thirtieth (30th) day thereafter to perform such inspection and in this regard, Buyer or its designated agents, employees or contractors may, upon not less than one (1) business day prior notice to Seller, enter upon the Property during normal business hours (so long as Buyer permits Seller to accompany Buyer during such inspections) for purposes of such inspection which may be deemed necessary by Buyer, subject to the provisions of the immediately following paragraph hereof. If Buyer determines that the Property is not suitable for any reason for Buyer’s intended use or purpose, or is not in satisfactory condition, then Buyer may, by written notice to Seller, on or before the expiration of the Feasibility Period, terminate this Contract, in which event neither party shall have any further rights, duties or obligations hereunder, and the Earnest Money shall be returned to Buyer. If the written notice described in the preceding sentence is not given to Seller prior to the expiration of the Feasibility Period, then the conditions of this Section 6 shall be deemed to have been fully satisfied, and Buyer may not thereafter terminate this Contract pursuant to this Section 6. In the event the transaction described in this Contract shall not close, Buyer shall restore the Property as near as reasonably possible to its prior condition. All inspections and studies shall be at Buyer’s sole expense. WHETHER OR NOT THE TRANSACTION DESCRIBED IN THIS CONTRACT SHALL CLOSE, BUYER SHALL INDEMNIFY, DEFEND AND HOLD SELLER HARMLESS FROM AND AGAINST ALL CLAIMS, ACTIONS, DAMAGES, LIABILITY, LOSS, COSTS, ATTORNEY’S FEES AND EXPENSES RELATED TO OR ARISING FROM SUCH INSPECTIONS AND STUDIES, INCLUDING THOSE ARISING FROM SELLER’S NEGLIGENCE TO THE EXTENT (BUT NO FURTHER) SELLER IS ALLEGED OR FOUND TO HAVE BEEN NEGLIGENT IN FAILING TO SUPERVISE THE CONDUCT OF BUYER, ITS AGENTS, CONTRACTORS AND EMPLOYEES IN, ON, OR ABOUT THE PROPERTY. The provisions of this Section 6 shall survive the Closing or any termination or cancellation of this Contract. Notwithstanding any contrary provision hereof, Buyer’s indemnification and restoration obligations (and Seller’s right to enforce the same) shall, in no way be limited by the limitations on Seller’s remedies set forth in Section 13 hereof, and Seller to have all rights and remedies in the enforcement of Buyer’s indemnification and restoration obligations.

Notwithstanding any other provision of this Contract, (a) at least three (3) business days prior to performing any such inspection or study of the Property which will involve the intrusive or destructive sampling or analysis of any portion of the Property or its improvements (“Intrusive Investigation”), Buyer shall provide to Seller a detailed description of the work to be performed during the Intrusive Investigation. During the three (3) business day period after receipt of Buyer’s description, Seller shall have the right to object to any portion of the proposed Intrusive Investigation, and Buyer shall refrain from performing any such portion of the proposed Intrusive Investigation. Seller or its representative shall have the right, but not the obligation, to observe any and all activities of Buyer or its representative during the performance of Intrusive Investigation activities; (b) Buyer’s rights to enter into and make inspections of the Property shall be subject to such rules and procedures as Seller may require (including, without limitation, limiting access to and inspections of facilities within Seller’s banking facilities such as safes, safety deposit boxes and other sensitive areas); and (c) Buyer may not enter any portion of the Property unless and until Buyer has provided Seller evidence that Buyer has obtained and has in effect a commercial general liability insurance policy issued by a duly authorized insurer in the State of Texas in the amount of $1,000,000 per occurrence and $5,000,000 aggregate, and naming Seller (through endorsements acceptable to Seller) as an additional insured.

7.	REAL ESTATE BROKERS: Except in respect to a separate agreement between Seller and Newmark Southern Region LLC (the “Broker”), Buyer and Seller represent and warrant to each other that no real estate commissions, finders’ fees or brokers’ fees have been or will be incurred in connection with the sale of the Property by Seller to Buyer Despite the fact that Seller is paying Broker, to the extent allowed by applicable law Buyer and Seller agree that, notwithstanding the Texas Real Estate License Act, Broker is not Seller’s agent or in any manner acting on Seller’s behalf, and no oral or written statements, acts or omissions of Broker shall in any manner be binding upon or attributed to Seller. Buyer and Seller shall indemnify, defend and hold each of the other harmless from any claim, liability, obligation, cost or expense (including attorneys’ fees and expenses) for fees or commissions relating to Buyer’s purchase of the Property asserted against such party by any broker or other person other than Broker (who is to be paid by Seller as provided hereinabove) claiming by, through or under the indemnifying party or whose claim is based on the indemnifying party’s acts. The indemnity obligations set forth in this paragraph shall survive the Closing or any termination or cancellation of this Contract notwithstanding any contrary provision hereof.

8.	POSSESSION: The possession of the Property shall be delivered to Buyer subject to the rights of parties in possession of the Property, the Permitted Exceptions and Seller’s rights under the Multi-Tenant Property Leases and the Single Tenant Property Leases.

9.	PROPERTY CONDITION: BUYER ACKNOWLEDGES AND AGREES THAT BUYER IS EXPERIENCED IN THE OWNERSHIP AND OPERATION OF PROPERTIES SIMILAR TO THE PROPERTY AND THAT BUYER PRIOR TO THE CLOSING DATE WILL HAVE INSPECTED THE PROPERTY TO ITS SATISFACTION AND IS QUALIFIED TO MAKE SUCH INSPECTION. BUYER ACKNOWLEDGES THAT IT IS FULLY RELYING ON BUYER’S (OR BUYER’S REPRESENTATIVES’) INSPECTIONS OF THE PROPERTY AND NOT UPON ANY STATEMENTS (ORAL OR WRITTEN) WHICH MAY HAVE BEEN MADE OR MAY BE MADE (OR PURPORTEDLY MADE) BY SELLER OR ANY OF ITS REPRESENTATIVES AND INCLUDING SPECIFICALLY, BUT WITHOUT LIMITATION, ANY OF THE INFORMATION SET FORTH IN THE “STERLING BANK PORTFOLIO SALE-LEASEBACK” MARKETING MATERIALS PREPARED BY NEWMARK CAPITAL GROUP (THE “OFFERING MATERIALS”). BUYER ACKNOWLEDGES THAT BUYER HAS

(OR BUYER’S REPRESENTATIVES HAVE), OR PRIOR TO THE CLOSING DATE WILL HAVE, THOROUGHLY INSPECTED AND EXAMINED THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY BUYER IN ORDER TO ENABLE BUYER TO EVALUATE THE CONDITION OF THE PROPERTY AND ALL OTHER ASPECTS OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE ENVIRONMENTAL CONDITION OF THE PROPERTY), AND BUYER ACKNOWLEDGES THAT BUYER IS RELYING SOLELY UPON ITS OWN (OR ITS REPRESENTATIVES’) INSPECTION, EXAMINATION AND EVALUATION OF THE PROPERTY. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS CONTRACT AND THE PURCHASE, BUYER HEREBY AGREES TO ACCEPT THE PROPERTY ON THE CLOSING DATE IN ITS “AS IS”, “WHERE IS” CONDITION, WITH ALL FAULTS, AND WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW EXCEPT ONLY THE TITLE WARRANTIES EXPRESSLY SET FORTH IN THE DEED (AND BILL OF SALE, IF EXECUTED AND DELIVERED ON THE CLOSING DATE) DATED ON THE CLOSING DATE. WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, IN CONNECTION WITH THE SALE OF THE PROPERTY TO BUYER, THE SALE OF THE PROPERTY IS WITHOUT ANY WARRANTY, AND SELLER, AND ITS OFFICERS, AGENTS, DIRECTORS, EMPLOYEES, ATTORNEYS, CONTRACTORS AND AFFILIATES (COLLECTIVELY, “SELLER’S RELATED PARTIES”) HAVE MADE NO, AND EXPRESSLY AND SPECIFICALLY DISCLAIM, AND BUYER ACCEPTS THAT SELLER AND SELLER’S RELATED PARTIES HAVE DISCLAIMED, ANY AND ALL REPRESENTATIONS, GUARANTIES OR WARRANTIES, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW (EXCEPT AS TO TITLE AS HEREINABOVE PROVIDED), OF OR RELATING TO THE PROPERTY OR OF OR RELATING TO ANY INFORMATION CONTAINED IN THE OFFERING MATERIALS, INCLUDING WITHOUT LIMITATION, OF OR RELATING TO: (I) THE USE, INCOME POTENTIAL, EXPENSES, OPERATION, CHARACTERISTICS OR CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION, WARRANTIES OF SUITABILITY, HABITABILITY, MERCHANTABILITY, DESIGN OR FITNESS FOR ANY SPECIFIC PURPOSE OR A PARTICULAR PURPOSE, OR GOOD AND WORKMANLIKE CONSTRUCTION; (II) THE NATURE, MANNER, CONSTRUCTION, CONDITION, STATE OF REPAIR OR LACK OF REPAIR OF ANY IMPROVEMENTS LOCATED ON THE PROPERTY, ON THE SURFACE OR SUBSURFACE THEREOF, WHETHER OR NOT OBVIOUS, VISIBLE OR APPARENT; (III) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE PROPERTY; (IV) THE ENVIRONMENTAL CONDITION OF THE PROPERTY AND THE PRESENCE OR ABSENCE OF OR CONTAMINATION BY HAZARDOUS MATERIALS, MOLD, FUNGUS OR OTHER SIMILAR ORGANISMS, OR THE COMPLIANCE OF THE PROPERTY WITH ALL REGULATIONS OR LAWS PERTAINING TO HEALTH OR THE ENVIRONMENT, INCLUDING BUT NOT LIMITED TO, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, THE RESOURCE CONSERVATION AND RECOVERY ACT,

THE CLEAN WATER ACT, THE TEXAS HEALTH AND SAFETY CODE AND THE TEXAS WATER CODE, EACH AS MAY BE AMENDED FROM TIME TO TIME, AND INCLUDING ANY AND ALL REGULATIONS, RULES OR POLICIES PROMULGATED THEREUNDER (“ENVIRONMENTAL LAWS”); (V) THE QUALITY OF THE LABOR AND MATERIALS INCLUDED IN THE PROPERTY; AND (VI) THE SOIL CONDITIONS, DRAINAGE, FLOODING CHARACTERISTICS, UTILITIES OR OTHER CONDITIONS EXISTING IN, ON, OR UNDER THE PROPERTY. BUYER HEREBY EXPRESSLY AGREES TO ACCEPT THE PROPERTY SUBJECT TO ALL RISKS, LIABILITIES, CLAIMS, DAMAGES AND COSTS, INCLUDING ANY LIABILITY WITH RESPECT TO ENVIRONMENTAL LAWS (AND AGREES THAT SELLER SHALL NOT BE LIABLE FOR ANY SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL, OR OTHER DAMAGES) RESULTING OR ARISING FROM OR RELATED TO THE CONDITION OF THE PROPERTY. BUYER EXPRESSLY WAIVES (TO THE EXTENT ALLOWED BY APPLICABLE LAW) ANY CLAIMS UNDER FEDERAL, STATE OR OTHER LAW (INCLUDING, BUT NOT LIMITED TO COMMON LAW, WHETHER SOUNDING IN CONTRACT OR TORT, AND ANY AND ALL ENVIRONMENTAL LAWS) THAT BUYER MIGHT OTHERWISE HAVE AGAINST SELLER RELATING TO THE USE, CHARACTERISTICS OR CONDITION OF THE PROPERTY. THE PROPERTY MAY BE LOCATED IN AN AREA, OR BE IN A CONDITION, WHERE DAMPNESS, WEATHER CONDITIONS OR WATER PENETRATION PROMOTE OR HAVE RESULTED IN THE PRESENCE OR GROWTH OF MOLD, MILDEW, FUNGUS OR OTHER ORGANISMS AFFECTING THE IMPROVEMENTS WHICH MAY AFFECT HUMAN HEALTH OR THE VALUE OF THE PROPERTY. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING.

Nothing in this Section 9 shall, however, modify, abridge, or affect Seller’s representations set forth in Section 16 below, nor Buyer’s remedies in the event of the breach thereof by Seller.

10.	SALE EXPENSES: The following sale expenses shall be paid in cash at or prior to the Closing:

a.	SELLER’S EXPENSES: All costs to provide copies of ad valorem tax statements; 1/2 of any escrow fee; the cost of the Owner Title Policy; preparation of the Deed; recording the Lease Memoranda; and other expenses stipulated to be paid by Seller under other provisions of this Contract.

b.	BUYER’S EXPENSES: All expenses incident to any new loan to encumber the Property (e.g., loan procurement fees, preparation of note, deed of trust, and other loan documentation, recording fees, mortgagee title policy, prepayable interest, credit reports); 1/2 of any escrow fee; and other expenses stipulated to be paid by Buyer under other provisions of this Contract.

11.	PRORATIONS: Assessments, current standby fees, taxes, rents under the Tenant Leases for the month of Closing, and operating costs shall be prorated to the Closing Date. Similarly, all amounts due under the Service Contracts and all other operating expenses shall be prorated as of the date of the Closing such that Seller bears all expenses thereof arising prior to Closing and Buyer assumes and is responsible for all expenses thereunder arising from and after Closing. All other income and ordinary operating expenses of the Property, including, but not limited to, public utility charges shall be prorated as of the Closing Date. If any rents are delinquent as of the Closing Date, the same shall not be prorated but Buyer shall make a good faith effort to collect the same following the Closing Date; in this regard, rents collected from tenants delinquent as of the Closing Date shall be applied first to rents accruing under such tenant’s lease for the period after Closing until the same are paid current and any excess shall be remitted to Seller until the amount delinquent as of Closing has been paid to Seller. If the actual amount of any expenses or taxes are not known as of Closing, the parties shall prorate such items based on the best information available to them as of Closing and an adjustment shall be made between them following Closing in cash upon the request of either made after the actual amounts are known. Seller shall also provide buyer a credit against the Sales Price for all security deposits required to be returned to tenants under the Tenant Leases (to the extent not previously applied by Seller or refunded by Seller). Promptly following Closing, Buyer shall complete the Tenant Notice letters, deliver them to the tenants, and provide Seller evidence thereof. Seller reserves the right to deliver a Tenant Notice letter to each tenant. The provisions of this section shall expressly survive Closing.

12.	TITLE APPROVAL: Seller has caused the Title Company to deliver to Buyer a Commitment for Title Insurance (the “Commitment”) and copies of all recorded instruments affecting the Land and recited as exceptions in the Commitment. If Buyer has an objection to items disclosed in the Commitment or in the Survey (as hereinafter defined), Buyer shall have until 5:00 p.m. Houston, Texas local no later than the expiration of the Feasibility Period (the “Objection Period”) to make written objections to Seller. If Buyer makes such objections, Seller shall, within two (2) days after the date of receipt of such objections, advise Buyer in writing if it will cure any or all of the same at or before Closing (Seller shall have no obligation to expend any money or institute any litigation in pursuing any such efforts; provided, that, Seller shall be obligated, at Closing to cure the effects of any mortgages or deed of trust liens against the Property voluntarily granted by Seller and the effects of any voluntary conveyances of interests in the Property, other than Tenant Leases, made by Seller after the Effective Date [collectively, the “Mandatory Cure Matters”]). If Seller is unwilling or unable to cure the objections (if Seller fails to so advise Buyer within two (2) days after the receipt of Buyer’s written objections to title, Seller shall be deemed to have elected not to cure the same), Buyer shall, as its sole and exclusive remedy, elect within two (2) business days following Seller’s notice of its unwillingness or inability to cure the objections to either (a) terminate this Contract and the Earnest Money shall be refunded to Buyer, and neither party shall have any further rights or obligations pursuant to this Contract, or (b) waive the unsatisfied objections and close the transaction with no reduction in the Sales Price. If Buyer does not deliver such written election within such time period, then Buyer shall be deemed to have waived the unsatisfied objections and elected to close the transaction without a reduction in the Sales Price. If Buyer fails to timely notify Seller in writing of any such objections during the Objection Period, it shall be deemed that Buyer has approved and found the Commitment, the Survey and all matters reflected on or in any of them to be acceptable and permitted hereunder and Buyer has agreed to take title to the Property subject to such matters, and Buyer may not thereafter refuse to consummate the sale contemplated by this Contract or claim any failure of Seller’s obligations under this Contract solely because of any such matters. Any items to which Buyer does not object in writing within the Objection Period or to which it does object but subsequently waives (or is deemed to have waived) shall be deemed to be “Permitted Exceptions” (herein so defined).

13.	DEFAULT: Unless otherwise provided for herein, if Buyer fails to comply with this Contract, Seller may, as Seller’s sole remedy, terminate this Contract and receive the Earnest Money as liquidated damages. If Seller fails to comply with this Contract for a reason other than Buyer’s failure to perform its obligations under this Contract, Buyer may, as its sole and exclusive remedy, either (i) enforce specific performance of Seller’s obligations hereunder; provided, that (a) to do so, Buyer must bring suit therefor within sixty (60) days following the date provided in this Contract for Closing (failing which Buyer shall have waived the right to do so), and (b) in electing to enforce specific performance of Seller’s obligations hereunder, Buyer shall be deemed also to have elected to accept the conveyance of the Property subject to all matters of record (other than the liens Seller is obligated to discharge as provided for in Section 12 above), each of which shall be a Permitted Exception for all purposes, or (ii) terminate this Contract and receive the Earnest Money, in which event neither party hereto shall have any further rights, duties or obligations one to the other hereunder.

14.	ATTORNEY’S FEES: Any signatory to this Contract who is the prevailing party in any legal proceeding against any other signatory brought under or with relation to this Contract or transaction shall be additionally entitled to recover court costs and reasonable attorney’s fees from the non-prevailing party.

15.	ESCROW: The Earnest Money is deposited with Escrow Agent with the understanding that Escrow Agent (i) is not a party to this Contract and does not assume or have any liability for performance or non-performance of any signatory, (ii) is not liable for any losses of escrow funds caused by the failure of any banking institution in which such funds have been deposited and (iii) shall deposit the Earnest Money in an interest bearing account with a financial institution or in a financial instrument acceptable to Buyer. All interest accruing on the Earnest Money shall be for the benefit of Buyer and if the Earnest Money is returned to Buyer pursuant to the provisions of this Contract, the interest thereon shall also be delivered to Buyer. Buyer and Seller hereby agree that in the event Buyer fails to timely purchase the Property as set forth in this Contract, Seller may make written demand on Escrow Agent, with a copy to Buyer, stating that Seller is entitled to the Earnest Money pursuant to this Contract. Unless Buyer objects to such delivery of the Earnest Money to Seller within five (5) days, Escrow Agent is hereby irrevocably authorized and directed by Buyer and Seller to remit the Earnest Money to Seller without any duty or obligation to investigate the facts underlying Seller’s demand. Buyer and Seller hereby each indemnify, save harmless and agree to defend Escrow Agent from and against any claim, demand, costs or damages (including reasonable attorneys’ fees) incurred by Escrow Agent and arising from or with respect to Escrow Agent’s complying with such demand by Seller. At the Closing, the Earnest Money shall be delivered to Seller and applied to the Sales Price.

16.	REPRESENTATIONS AND WARRANTIES OF SELLER: Seller hereby represents and warrants to Buyer, which representations and warranties shall be deemed made by Seller to Buyer also as of the Closing Date:

a.	Seller is duly authorized and empowered to sell the Property;

b.	Seller has the full power, authority and legal right to enter into and perform this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary legal action on the part of Seller;

c.	Seller has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Seller;

d.	Seller is a “non-foreign person” within the meaning of Section 1445 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the “Code”);

e.	Seller has paid, through 2005 all standby fees, taxes, charges, debts, and other assessments due by Seller with respect to the Property;

f.	Seller has not received any notice of condemnation or a threat thereof affecting any portion of any of the Property (Seller has advised Buyer, however, of the potential street widening/overpass construction of roads near the Tract located at or near the intersection of Highway 6 and FM 529 in Houston, Texas;

g.	Copies of the Tenant Leases and Service Contracts and the Rent Roll (defined below) shall be true, correct and complete in all material respects and shall, in the case of the Tenant Leases and Service Contracts, include all amendments thereto; and

h.	To Seller’s knowledge, Seller has not actually received any written notices from any governmental authority that any of the Property is in violation of any federal, state, county or municipal laws, ordinances, orders, codes, regulations or requirements affecting all or any portion of the Property which have not been cured.

The term “to the best of Seller’s actual knowledge” or to “Seller’s actual knowledge” shall mean Seller’s actual knowledge being limited to the current, actual knowledge of David Ricke and Larry Holt (in no event shall David Ricke, Larry Holt or any officer, director or employee of Seller or any of its affiliates ever have any personal liability or obligations under or arising out of this Contract), no special investigation having been made, and specifically does not include matters which “should have” been known or matters of public record.

If any representation or warranty above is known by or disclosed to Buyer, prior to the Closing, to be untrue and is not remedied by Seller prior to the Closing, Buyer shall, as Buyer’s sole and exclusive remedy on account thereof, either (i) terminate this Contract and the Earnest Money shall be refunded to Buyer, and neither party shall have any further rights or obligations pursuant to this Contract, or (ii) waive such breach of representation and warranty and close the transaction with no reduction in the Sales Price.

The representations and warranties of Seller set forth in this Section 16 shall, except as provided in the immediately preceding paragraph hereof, survive Closing; provided, that, Buyer shall be deemed to have waived any and all claims for breach of any such representations and warranties unless within six (6) months following Closing Buyer has provided written notice of the claim (together with the specific factual basis therefor). The provisions of this paragraph shall expressly survive Closing.

17.	AGREEMENTS OF SELLER:

A.	To the extent Seller has not previously done so, Seller agrees to deliver or make available to Buyer within one (1) business day of the Effective Date (or as soon thereafter as is reasonably practicable) copies of the following:

(1)	The tenant leases (“Tenant Leases”) and all contracts (“Service Contracts”) relating to the maintenance and operation of the Property and all tenant lease files;

(2)	A rent roll (“Rent Roll”), dated within ten (10) days of the Effective Date, setting forth the name of each tenant under a Tenant Lease, the amount of monthly rent, the amount of all security and other deposits, and the unit leased by such tenant, commencement and expiration date, and prepaid rent;

(3)	To the extent Seller is in possession of the same, the “as-built” plans and specifications with respect to the Improvements, together with certificates of occupancy;

(4)	To the extent Seller is in possession of the same, copies of all soils reports and environmental audits in respect to the Property; provided, that, notwithstanding the foregoing, Seller makes no and specifically disclaims all representations and warranties, express or implied, in respect thereto, including, without limitation, that the same are accurate or complete in any manner or to any extent, it being agreed that Seller is providing the same as an accommodation and Buyer will be making its sole and independent analysis and judgment regarding the condition of the Property; and

(5)	To the extent Seller is in possession of the same, a copy of all licenses and permits with respect to the Property.

B.	From the Effective Date until the Closing Date or earlier termination of this Contract, Seller shall:

(1)	Operate and (subject to the provisions of Sections 20 and 21 below) maintain the Property in the same manner as Seller has operated and maintained the Property prior to the Effective Date;

(2)	Without the prior written consent of Buyer (Buyer shall have five (5) business days following receipt of Seller’s request for consent to either grant or deny such consent), not enter into any written or oral Service Contract with respect to any of the Multi-Tenant Properties that will not be fully performed by Seller on or before the Closing Date, unless the same can be canceled by Buyer (with not more than thirty (30) days notice) without liability on or after the Closing Date without penalty, premium or fee;

(3)	Without the prior written consent of Buyer (Buyer shall have five (5) business days following receipt of Seller’s request for consent to either grant or deny such consent), not to enter into any Tenant Lease after the expiration of the Feasibility Period;

(4)	Advise Buyer promptly of any litigation, arbitration, administrative hearing, or legislation before any governmental body or agency of which Seller is notified concerning or affecting the Property which is instituted or threatened after the date hereof; and

(5)	Cooperate in good faith with Buyer in Buyer’s efforts to obtain estoppel certificates from the tenants under the Tenant Leases, including assisting Buyer in contacting such tenants and encouraging such tenants to execute and deliver the estoppels to Buyer promptly.

18.	USE OF PROPERTY: Seller has not claimed the benefit of laws permitting a special use valuation for the purposes of payment of ad valorem taxes on the Property. If a previous owner claimed such benefit, and after the Closing, Buyer changes the use of the Property and the same results in the assessment of additional taxes, such additional taxes will be the obligation of the Buyer. The provisions of this Section 18 shall survive the Closing.

19.	PROPERTY SURVEY: Seller has delivered to Buyer one or more surveys of the Land (the “Survey”), to the extent Seller is in possession of the same.

20.	CONDEMNATION: If prior to the Closing Date condemnation proceedings are commenced against any “material portion” of a Tract (each such affected Tract being referred to in this Section 20 as a “Condemnation Affected Tract”), Seller shall promptly give Buyer written notice of such condemnation and Buyer may, at its option, either (i) terminate this Contract as to such Condemnation Affected Tract only by written notice to Seller within ten (10) days after Buyer is advised in writing of the commencement of condemnation proceedings in which case the Sales Price shall be reduced by an amount by an amount equal to the Tract Price Allocation (defined below) for the Condemnation Affected Tract and this Contract shall continue in effect as to all of the Property other than the Condemnation Affected Tract, or (ii) Buyer shall continue this Contract with regard to all of the Property (including the Condemnation Affected Tract) in which case

Buyer shall have the right to appear and defend in such condemnation proceedings, and Seller shall assign to Buyer at Closing all of Seller’s rights, titles, and interests in and to all awards therefor (subject, however, to Seller’s rights thereto in its capacity as a tenant under the Multi-Tenant Property Lease or Single Tenant Property Lease affecting such Condemnation Affected Tract) and the Sales Price shall not be reduced. For the avoidance of doubt, Seller and Buyer agree that if this Contract is not terminated as to any Condemnation Affected Tract, then following Closing Seller shall have the right to the proceeds and awards resulting from such condemnation as if such condemnation had occurred during the term of the Multi-Tenant Property Lease or Single Tenant Property Lease (as applicable) affecting such Condemnation Affected Tract. The term “material portion” means such portion of the Condemnation Affected Tract as would give Seller the right to terminate its Multi-Tenant Property Lease or Single Tenant Property Lease (or applicable) affecting such Condemnation Affected Tract if such condemnation had occurred when such lease was in effect. As used herein, the term “Tract Price Allocation” means, with regard to each Tract, the amount set forth on Exhibit “J” attached hereto and made part hereof.

21.	CASUALTY LOSS: Notwithstanding any contrary provisions of the Texas Property Code, if any part of the Improvements on any Tract is damaged or destroyed by fire or other casualty loss on or after the Effective Date and prior to the Closing Date (each such affected Tract is referred to in this Section 21 as a “Casualty Affected Tract”), Seller shall elect, in a writing delivered to Buyer on the first to occur of (x) ten (10) days after the date thereof, or (y) the Closing Date, to either (i) terminate this Contract as to such Casualty Affected Tract in which case the Sales Price shall be reduced by the Tract Allocation Price for such Casualty Affected Tract, Seller shall retain all rights to all insurance proceeds payable as a result of such damage and this Contract shall continue in effect as to all of the Property other than the Casualty Affected Tract, or (ii) continue this Contract as to such Casualty Affected Tract in which case (A) at Closing Seller shall assign (subject to the rights of Seller in and to such insurance proceeds in its capacity as a tenant under the Multi-Tenant Property Lease or Single Tenant Property Lease [as applicable] which is to affect such Casualty Affected Tract) to Buyer all of Seller’s rights, titles, and interests in and to all property casualty insurance proceeds attributable to such damage (less any portions thereof which may have been paid by Seller towards the cost of repair), and close the purchase of the Property without reduction in the Sales Price, and (B) following Closing, Seller and Buyer, in their respective capacities as landlord and tenant under the Multi-Tenant Property Lease or Single Tenant Property Lease (as applicable) which affects such Casualty Affected Tract, proceed promptly with the repair and restoration of the Improvements on the Casualty Affected Tract (and disbursement and application of proceeds of insurance) in accordance with Multi-Tenant Property Lease or Single Tenant Property Lease (as applicable) which affects such Casualty Affected Tract. The obligations and agreements of Seller and Buyer set forth in clause (B) of the preceding sentence of this paragraph shall expressly survive Closing.

22.	MISCELLANEOUS:

a.	Any notice required or permitted to be delivered hereunder shall be deemed received when personally hand delivered or the next business day after being sent by nationally recognized overnight delivery service, addressed to Seller or Buyer, as the case may be, at the address set forth below the signature of such party hereto.

b.	This Contract shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Harris County, Texas.

c.	This Contract shall be binding upon and inure to the benefit of the parties hereto and, subject to the provisions of Section 23 hereof, their respective heirs, executors, administrators, legal representatives, successors, and assigns.

d.	In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal, and unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Contract shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

e.	This Contract constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter and cannot be changed except by their written consent.

f.	Time is of the essence in this Contract.

g.	Words of any gender used in this Contract shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

h.	In accordance with the requirements of the Texas Real Estate License Act, Buyer is hereby advised by Broker that it should be furnished with or obtain a policy of title insurance or have the abstract covering the Property examined by any attorney of its own selection.

i.	Unless otherwise expressly stated herein, none of the representations, warranties and covenants contained herein shall survive the Closing.

j.	Buyer and Seller each agrees not to disclose the existence of this Contract or make any disclosure of the terms hereof (whether prior to or after Closing) except only to their employees and consultants who have a legitimate business reason to know such information and except only as necessary to comply with applicable securities laws. If requested by Buyer, Seller shall cause Broker to execute a confidentiality agreement in form acceptable to Buyer with respect to the Contract and the sale of the Property.

k.	If the day for performance of any obligation hereunder, or the last day of a particular time period provided for herein, falls on a Saturday, Sunday, or legal holiday recognized by national banks in the City of Houston, Texas, such day for performance, and the expiration of such time period, as the case may be, shall be the next day which is not a Saturday, Sunday or such legal holiday.

23.	ASSIGNMENT: Buyer shall have a one time right to assign this Contract in whole, but not in part, subject to the following: (a) at the time of such assignment, Buyer is not in default hereunder, (b) the assignee is a partnership or other entity in which First States Group, L.P. (i) directly or indirectly owns 50% or more of the beneficial ownership interests or (ii) retains management control thereof, (c) such assignment is made no later than five (5) days prior to the Closing Date, (d) no such assignment shall relieve First States Group, L.P. from any of the covenants, duties, agreements, or obligations of the Buyer hereunder, whether arising prior to or after the date of such assignment, and (e) the assignee executes and delivers to Seller an instrument pursuant to which such assignee assumes, for the express benefit of Seller, all of the obligations, covenants, duties, and agreements of the named Buyer, whether arising prior to or after the date of such assignment.

[End of Page; Signature pages follow:

EXECUTED in multiple originals on the dates set forth by each party’s signature, but effective upon the Effective Date as set forth below.

STERLING BANK

By:
Name:
Title:

Date: , 2006

Seller’s Address:

Sterling Bank
2550 North Loop West, Suite 600
Houston, Texas 77092
Attention: President and General Counsel

With copy to:

Stephen C. Jacobs, Esq. Locke Liddell & Sapp LLP 600 Travis, 32nd Floor Houston, Texas 77002

FIRST STATES GROUP, L.P.

By:
Name:
Title:

Date: , 2006

Buyer’s Address:

610 Old York Road, Suite 300
Jenkintown, PA 19046
Attention: Sonya Huffman

With copy to:

Mr. Jeff Foster
610 Old York Road, Suite 300
Jenkintown, PA 19046